Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of April 30, 2026. The following table provides a breakdown of the major components of our Net Asset Value as of April 30, 2026 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,729,061)	$1,737,450
Cash and cash equivalents	156,327
Other assets	138,406
Other liabilities	(139,269)
Distribution payable	(9,374)
Accrued performance fee	(2)
Management fee payable	(1,411)
Net Asset Value	$1,882,127
Number of outstanding shares	73,545,257

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of April 30, 2026 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of April 30, 2026
Series I
A-I Shares	$42,751	1,695,863	$25.21
F-I Shares	$118,597	4,676,476	$25.36
F-S Shares	$3	110	$25.49
P-I Shares	$565	22,619	$24.98
P-S Shares	$8,838	353,971	$24.97
E Shares	$157	6,127	$25.57
T-I Shares	$47,601	1,860,749	$25.58
T-S Shares	$75,458	2,957,077	$25.52
I Shares	$19,049	746,589	$25.51
S Shares	$3	110	$25.61
V Shares	$1	40	$25.70
Series II
A-I Shares	$81,067	3,201,311	$25.32
F-I Shares	$428,578	16,806,337	$25.50
F-S Shares	$71	2,783	$25.45
P-I Shares	$1,376	52,953	$25.98
P-S Shares	$173,559	6,774,477	$25.62
E Shares	$54,993	2,197,912	$25.02
T-I Shares	$156,468	6,056,182	$25.84
T-S Shares	$165,074	6,430,907	$25.67
I Shares	$297,517	11,548,270	$25.76
S Shares	$12	459	$25.81
BD Shares	$210,388	8,153,897	$25.80
V Shares	$1	40	$25.60
Total	$1,882,127	73,545,257